Exhibit 10.2

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”) is made and entered into as of December 12, 2018 (“Effective Date”), by and between GRIEG INTERNATIONAL LIMITED (“Lender”), and CELSIUS HOLDINGS, INC., a Nevada corporation (“Borrower”).

RECITALS:

A.           Borrower has requested Lender to provide an unsecured convertible line of credit facility to the Borrower, subject to the compliance by Borrower with all the terms and conditions hereof; and

B.            Lender agrees to fund such credit facility on the terms and conditions forth herein.

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto have mutually agreed as follows:

1.            Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

Agreement shall mean this Convertible Loan Agreement.

Borrower shall have the meaning set forth above.

Business Day shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

Contractual Obligation shall mean any provision of any agreement, instrument, or undertaking to which such Person is a party or by which it or any of its property is bound.

Conversion Price shall have the meaning set forth in Section 2.5.

Default Rate shall mean that default rate more specifically described in the Note.

Event of Default refers to any one of the events enumerated in Article 7.

GAAP shall mean generally accepted accounting principles in the United States of America as defined by the Financial Accounting Standards Board or its successor, as in effect from time to time consistently applied.

Governmental Authority means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

Lender shall have the meaning set forth above.

Lien shall mean any interest in property (real, personal, or mixed, and tangible or intangible) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including a security interest, security title or Lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include covenants, conditions, restrictions, leases, and other encumbrances affecting any property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan shall mean that convertible line of credit facility in the maximum principal amount of TWO MILLION DOLLARS ($2,000,000) advanced by Lender to Borrower from time to time evidenced by the Note as further described in Article 2.

Loan Advance shall have the meaning set forth in Section 2.1.

Loan Documents refers to this Agreement, the Note and any other instrument executed and delivered to evidence the Loan, and any and all other agreements, instruments, and documents heretofore, now or hereafter, executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement.

Maturity Date shall have the meaning set forth in Section 2.1.

Note shall have the meaning set forth in Section 2.1.

Person shall mean an individual, partnership, corporation, joint stock company, firm, land trust, business trust, unincorporated organization, limited liability company, or other business entity, or a government or agency or political subdivision thereof.

Requirement of Law shall mean as to any Person, the articles of incorporation and bylaws or other organizational or governing documents of the Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding on the Person or any of its property or to which the Person or any of its property is subject.

2.             The Loan.

2.1          Loan Terms. Subject to the terms and conditions hereof, Lender agrees to make available to Borrower an unsecured convertible line of credit (the “Loan”) of up to TWO MILLION US DOLLARS (US$2,000,000). The Loan shall be repaid or converted as set forth below on or before the date that is two years from the Effective Date (the “Maturity Date”). From time to time until the Maturity Date, Lender shall afford Borrower advances of funds under the Loan in amounts of not less than One Million US Dollars (US$1,000,000.00) (each, a “Loan Advance” and collectively, the “Loan Advances”). Until the Maturity Date, Borrower may borrow under this Section 2.1; provided, that the amount of any Loan Advance to be made at any time shall not exceed the availability under the Loan at such time and no Event of Default has occurred or is continuing at such time. Each Loan Advance shall be made on notice by Borrower to Lender via electronic transmission or at the address specified herein. Any such notice must be given not less than three (3) Business Days prior to the proposed Loan Advance. Each such notice must be given in writing by Borrower. The date of disbursement of each Loan Advance shall be referred to herein as an “Advance Date.” Borrower shall execute and deliver to Lender a promissory note to evidence the Loan, dated as of the Effective Date and in a form satisfactory to Lender (the “Note”).

2.2          Interest. Interest on the Loan shall accrue on the Loan Advances outstanding from time to time at the rate of five percent (5%) per annum and is payable semi-annually. Interest will be calculated on the Loan Advances on the basis of a 360-day year consisting of twelve 30 day months. On or prior to the Maturity Date, all accrued but unpaid interest and outstanding principal shall be convertible in accordance with Section 2.5 below.

2.3          Prepayment. Prepayments of outstanding principal and accrued but unpaid interest may be made without penalty at any time prior to the Maturity Date upon receipt of written consent from Lender, provided, that any prepayment shall be accompanied by accrued but unpaid interest on the amount of such principal prepayment.

2.4          Term of Agreement. This Agreement shall remain in force and effect until the Maturity Date, or any extension thereof.

2.5          Conversion of the Loan. Subject to Section 5(b) of the Note, at any time prior to the Maturity Date, the then outstanding principal balance and accrued but unpaid interest under this Agreement and the Note shall be convertible, athe option of the Holder, into shares of Borrower’s common stock (“Shares”) at the average of the closing price for the Shares during the ten (10) Business Days prior to each Advance Date, less a discount of 10%, as may be adjusted for any share splits, share dividends, reclassifications and other similar events which have occurred before such conversion (the “Conversion Price”). Subject to Section 5(b), Upon the Maturity Date, the then outstanding principal balance and accrued but unpaid interest under this Agreement and the Note shall be automatically converted into Shares at the Conversion Price up to the Conversion Limitation (as defined in the Note) (if applicable), and the remaining outstanding principal balance and accrued but unpaid interest under the Note, if any, shall be settled in cash pursuant to Section 4(b) of the Note.

2.6          Use of Proceeds. Borrower shall use the proceeds of the Loan for (i) manufacturing, marketing and sale of Celsius® products in the People’s Republic of China, (ii) expansion in U.S. markets and (iii) for working capital and other general corporate purposes.

2.7          Financing Transaction. Subject to Section 5(b) of the Note, if, at any time during which the Loan remains outstanding pursuant to the terms of this Agreement the Company consummates a transaction which entails a private or public financing generating gross proceeds of not less than $25.0 million, the then outstanding principal balance and accrued but unpaid interest under the Loan shall be automatically converted into Shares at the Conversion Price up to the Conversion Limitation (if applicable), and the remaining outstanding principal balance and accrued but unpaid interest under the Note, if any, shall be settled in cash pursuant to Section 4(b) of the Note.

2.8          Payments.

(a)                 All payments made under the Note shall be without setoff or counterclaim, and in currency of the United States of America that at the time of payment is legal tender for the payment of public and private debt.

(b)                 Any payments not made as and when due with respect to the Loan (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate from the date due until paid, payable on demand.

(c)                 All sums paid to Lender by Borrower hereunder shall be paid directly to Lender in immediately available funds.

2.9          Limitation on Interest Charges. Lender and Borrower intend to comply strictly with applicable law regulating the maximum allowable rate or amount of interest that Lender may charge and collect on the Loans to Borrower pursuant to this Agreement. Accordingly, and notwithstanding anything in any Note or in this Agreement to the contrary, the maximum, aggregate amount of interest and other charges constituting interest under applicable law that are payable, chargeable, or receivable under any Note and this Agreement shall not exceed the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law. Borrower is not liable for any interest in excess of the maximum lawful amount, and any excess interest charged or collected by Lender will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or, if paid, will be either refunded to Borrower or credited against the outstanding principal balance of the applicable Note, at the election of Lender.

3.             Conditions of Lending. In addition to any other requirements set forth in this Agreement, Lender shall not be obligated to make any advance under the Loan unless at the time thereof the following conditions shall have been met:

3.1          Company Proceedings. All proper company proceedings shall have been taken by Borrower to authorize this Agreement and the transactions contemplated hereby.

3.2          Loan Documents. Lender shall have received executed copies of this Agreement and the Note.

3.3          Default. No event shall have occurred or be continuing which constitutes an Event of Default.

3.4          Availability Under Loan. With respect to a Loan Advance, there must be sufficient availability of credit under the Loan for such Loan Advance to be made.

3.5          Additional Documents. Lender shall have received such additional legal certificates, proceedings, instruments, and other documents as Lender or its counsel may reasonably request.

4.            Representations, Warranties, and General Covenants. Borrower hereby represents, warrants, and covenants to Lender that:

4.1          Organization and Qualification of Borrower. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or formation; has the power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

4.2          Corporate Power and Authorization; Compliance with Law. Borrower has full power and authority to enter into this Agreement, to borrow hereunder, to execute and deliver the Note and any other Loan Documents, and to incur the obligations provided for herein, all of which have been authorized by all proper and necessary corporate action. Borrower is in material compliance with all Requirements of Law applicable to it and possesses all governmental franchises, licenses, and permits that are necessary to own or lease its assets and to carry on its business as now conducted.

4.3          Enforceability; No Legal Bar. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered to Lender on behalf of Borrower. This Agreement and each of the other Loan Documents constitute, and the Note when executed and delivered for value received will constitute, a valid and legally binding obligation of Borrower enforceable in accordance with their respective terms. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party, Borrower’s borrowings pursuant to this Agreement, and use of the loan proceeds, will not violate any Requirement of Law applicable to Borrower or constitute a breach or violation of, a default under, or require any consent under, any of its Contractual Obligations, and will not result in a breach or violation of, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

4.4          Taxes. Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns. Borrower has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

4.5          Full Disclosure. All information furnished by Borrower to Lender concerning Borrower, its financial condition, or otherwise for the purpose of obtaining credit or an extension of credit, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. The books of account, minute books, and stock record books of Borrower are complete and correct and have been maintained in accordance with good business practices, and there have been no transactions adversely affecting the business of Borrower that should have been set forth therein and have not been so set forth.

4.6          Representations True. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

4.7          Compliance with Loan Documents. Borrower acknowledges and agrees that its timely and complete compliance with all of the terms and conditions contained in the documents evidencing and securing the loan obligation is material consideration for the loan.

5.             Affirmative Covenants. Borrower agrees and covenants that until the Maturity Date, Borrower shall:

5.1          Insurance. Maintain insurance, including but not limited to casualty and business interruption in such amounts and against such risks as is customarily maintained in similar businesses operating in the same vicinity.

5.2          Company Existence; Qualification. Maintain its company existence and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes its qualification necessary, maintain good standing.

5.3          Taxes. During its fiscal year, accrue all current tax liabilities of all kinds, all required withholding of income taxes of employees and all required payments to employee benefit plans, and pay the same when they become due.

5.4          Compliance with Laws. Comply in all material respects with all Requirements of Law, and pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except claims being contested in good faith by appropriate proceedings. Specifically, Borrower shall pay when due all taxes and assessments upon this Agreement, the Note, or any Loan Document, including, without limitation, any stamp taxes or intangibles taxes imposed by virtue of the transactions outlined herein.

5.5          Conduct of Business. Conduct its business as now conducted and do all things necessary to preserve, renew, and keep in full force and effect its rights, patents, permits, licenses, franchises, and trade names necessary to continue its business.

5.6          Maintenance of Properties. Keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto and comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

6.            Negative Covenants. Until the Maturity Date, without the prior written consent of Lender, Borrower shall not:

6.1          Liquidation, Merger or Consolidation. Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or enter into any merger or consolidation, or acquire all or substantially all of the assets of any Person without the prior written consent of Lender; or sell, lease, transfer or otherwise dispose of any of its assets, except sales in the ordinary course of its business.

6.2          Change in Business, Management or Ownership. Enter into any business which is substantially different from the business or businesses in which it is presently engaged or substantially change its executive management or majority ownership without the prior written consent of the Lender.

7.             Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (unless and except to the extent that the same is cured within the applicable cure period, if any, or, at the sole discretion of Lender, at any time thereafter):

7.1          Payment Default. If Borrower shall fail to make any payment of any installment of principal or interest on the Notes within five (5) Business Days of the date due and payable; or

7.2          Other Defaults. If, after twenty (20) Business Days’ written notice from Lender, Borrower fails to perform, keep or observe any other covenant, agreement or provision of the Note or of this Agreement or if there is a default in any Loan Document or the Note; or

7.3          Representations False. If any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any of the Loan Documents proves to be false or misleading in any material respect when made or furnished and is not cured after twenty (20) Business Days’ written notice from Lender; or

7.4          Insolvency. If Borrower shall be involved in financial difficulties as evidenced by:

(a)                its commencing a voluntary case under the United States Bankruptcy Code or any similar law regarding debtor’s rights and remedies or an admission seeking the relief therein provided;

(b)                its making a general assignment for the benefit of its creditors; or

(c)                its voluntarily liquidating or terminating operations or applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets;

7.5          Delisting. The Shares shall not be eligible for listing or quotation for trading on the Nasdaq Global Market or the Nasdaq Capital Market (as applicable) for a period of ten (10) consecutive trading days, and shall not be eligible to resume listing or quotation for trading thereon within thirty (30) trading days

7.6          Stop Trade. A stop trade order imposed judicially or by the U.S. Securities and Exchange Commission or by the OTC Bulletin Board or other exchange trading suspension with respect to Shares and such stop order not being rectified and resumed within thirty (30) trading days;

7.7          Cross Default. A default by the Company or any of its subsidiaries under any loan, mortgage, indenture, notes, debentures or any other instrument evidencing any indebtedness of the Company or any of its subsidiaries in excess of $1,000,000, that results in acceleration of the maturity of such debt or liability, or failure to pay any such debt when due; or

7.8          Inability to Convert. The Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Shares.

On the occurrence of any Event of Default, Lender may at its option proceed to protect and enforce its rights by suit in equity, action at law and/or the appropriate proceeding either for specific performance of any covenant or condition contained in the Notes or in any Loan Document, and/or declare the unpaid balance of the Loan and Note together with all accrued interest to be forthwith due and payable in, at Lender’s option, in cash and/or Shares (at the Conversion Price), and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity. Each request for a Loan Advance made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default.

8.             Miscellaneous.

8.1          Costs and Expenses. Borrower shall pay the reasonable fees and expenses of the counsel to Lender, in an amount not to exceed $5,000 in the aggregate.

8.2          Actions Not Constituting a Waiver. Neither (i) the failure at any time or times hereafter to require strict performance by Borrower of any of its provisions, warranties, terms and conditions contained in this Agreement or any other agreement, document or instrument now or hereafter executed by Borrower, and delivered to Lender, nor (ii) the failure of Lender to take action or to exercise its remedies with respect to any default or Event of Default hereunder, nor (iii) any delay or omission of Lender to exercise any right, remedy, power, or privilege hereunder after the occurrence of a default or Event of Default, shall act to waive, affect, or diminish any right of Lender to demand strict compliance with the terms of this Agreement or to exercise remedies with respect to any default or Event of Default.

8.3          Headings; Exhibits. Except for the definitions set forth in this Agreement, the headings of the articles, sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a pan hereof, and shall not limit or otherwise affect any of the terms hereof. Unless otherwise expressly indicated, all references in this Agreement to a section or an exhibit are to a section or an exhibit of this Agreement. All exhibits referred to in this Agreement are an integral part of it and are incorporated by reference in it.

8.4          Notices. Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being delivered in person or by electronic transmission to the party to whom the notice or demand is directed or by being sent by overnight courier or first class mail, postage prepaid, to the following address: If to Borrower, 2424 North Federal Highway, Suite 208, Boca Raton Florida 33431 or if any other address shall at any time be designated by Borrower in writing to the holders of record of the Note at the time of such designation to such other address; and if to Lender, c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong (attn.: Jason Wong / Raymond Ng), or if any other address shall at any time be designated in writing to Borrower, to such other address.

8.5          Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No right or obligation hereunder shall be assigned by any party without the express prior written consent of the other party, which consent will not be unreasonably withheld. Neither this Agreement nor any term hereof shall be amended, modified, waived or varied except by an instrument in writing signed by the Lender and Borrower.

8.6          Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws provisions. Any legal action regarding this Agreement shall be brought in the courts located in Palm Beach County, Florida.

8.7          Counterparts; Severability. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Agreement which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

8.8          Limitation of Grant. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except Lender and Borrower, any right, remedy, or claim under or because of either this Agreement or any provision of it.

8.9          Confidentiality. Lender shall maintain the confidentiality of trade secret information furnished to Lender regarding Borrower’s business operations, except to the extent that disclosure of this information is required by law or by a court of competent jurisdiction.

8.10        Waiver of Trial By Jury. The Borrower and the Lender knowingly, voluntarily and intentionally waive the right any of them may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with the Loan Documents and any agreement contemplated to be executed in conjunction therewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party. This provision is a material inducement for the Lender entering into the loan evidenced by the Loan Documents.

8.11        Currency. All references to “$” or dollars in this Note shall refer to the currency of the United States.

8.12        NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Borrower and Lender has caused this Agreement to be executed by its duly authorized officer.

BORROWER:

CELSIUS HOLDINGS, INC.

By:	/s/ John Fieldly
Name:	John Fieldly
Title:	Chief Executive Officer

LENDER:

GRIEG INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen, Solina Holly
Name: Chau Hoi Shuen, Solina Holly
Title: Director

[Signature Page to the Convertible Loan Agreement by and between
Celsius Holdings, Inc. and Grieg International Limited]